BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
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                            New York, New York 10022
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                                 (212) 856-7816


                                December 11, 1997


Total Return Bond Fund
A series of Back Bay Funds, Inc.
600 Fifth Avenue
New York, New York  10022

Gentlemen:

                  We have acted as counsel to Total Return Bond Fund, a series of Back Bay Funds, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 333-33831 on Form N-1A and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

                  We have examined copies of the Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions except as to matters of Federal law and, with respect to the limited scope of this opinion, Maryland corporate law.


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Back Bay Funds, Inc.                                           December 11, 1997


                  Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading in the Prospectus and in the Statement of Information: "Counsel and Independent
Auditors".

                                            Very truly yours,








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